Exhibit 10.1

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (this “Agreement”) is dated as of October 8, 2025, by and among TRANSCODE THERAPEUTICS, INC., a Delaware corporation (the “Company”), and DEFJ, LLC, a Delaware limited liability company (the “Investor”).

RECITALS

A.            The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act.

B.            The Investor wishes to purchase, and the Company wishes to issue and sell, upon the terms and conditions stated in this Agreement, an aggregate of 223.7337 shares of Series B convertible preferred stock, par value $0.0001 per share (the “Securities”) of the Company, having the designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions as specified in the Certificate of Designation, in the form attached hereto as Exhibit A (the “Certificate of Designation”), which will be convertible into shares (the “Conversion Shares”) of the Company’s common stock (“Common Stock”), in accordance with the terms set forth in the Certificate of Designation.

C.            The Company has engaged Tungsten Partners LLC d/b/a Tungsten Advisors (through its Broker-Dealer, Finalis Securities LLC) as its exclusive placement agent (the “Placement Agent”) for the offering of the Securities on a “best efforts” basis.

D.            Concurrently with the execution and delivery of this Agreement, the Company is entering into a Membership Interest Purchase Agreement by and between the Company and the Investor, in substantially the form attached hereto as Exhibit B (the “Purchase Agreement”), pursuant to which the Company intends to purchase 100% of all the issued and outstanding membership interests in the share capital of ABCJ, LLC, a Delaware limited liability company from the Investor (the “Purchase”).

E.            Prior to the Closing: (i) the parties hereto shall execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Conversion Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws, and (ii) the Company shall file with the Delaware Secretary of State the Certificate of Designation, duly executed by an officer of the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

Article 1
DEFINITIONS

1.1            Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1. Capitalized terms that are used but not defined herein shall have the meaning indicated in the Purchase Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York, NY or Hong Kong are authorized or obligated by Law to be closed.

“Cash Subscription Amount” has the meaning set forth in Section 2.2(b).

“Certificate of Designation” has the meaning set forth in the Recitals.

“Closing” has the meaning set forth in Section 2.2(a).

“Closing Date” has the meaning set forth in Section 2.2(a).

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Company Deliverables” has the meaning set forth in Section 2.3(a).

“Conversion Shares” has the meaning set forth in the Recitals.

“Delaware Courts” means Court of Chancery of the State of Delaware, the United States District Court for the District of Delaware, or the Superior Court of the State of Delaware.

“Investor” has the meaning set forth in the Preamble.

“Investor Deliverables” has the meaning set forth in Section 2.3(b).

“Irrevocable Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in substantially the form of Exhibit D, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

“Note” has the meaning set forth in Section 2.2(b).

“Note Subscription Amount” has the meaning set forth in Section 2.2(b).

“Placement Agent” has the meaning set forth in the Recitals.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be Nasdaq.

“Purchase” has the meaning set forth in the Recitals.

“Purchase Agreement” has the meaning set forth in the Recitals.

“Registrable Securities” has the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investor of the Registrable Securities.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC Reports” means all forms, statements, schedules, certifications, reports and other documents required to be filed or furnished by the Company with the SEC under the Exchange Act or the Securities Act since December 31, 2023, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein.

“Securities” has the meaning set forth in the Recitals.

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means the aggregate amount to be paid for the Securities purchased hereunder as indicated on Annex A opposite the Investor’s name, which amount represents the number of Securities being purchased by the Investor multiplied by the per Security price of $11.1740.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Registration Rights Agreement, the Purchase Agreement, the Certificate of Designation, the Irrevocable Transfer Agent Instructions and any other documents or agreements explicitly contemplated hereunder.

“Transfer Agent” means Vstock Transfer, LLC, the current transfer agent of the Company, or any successor transfer agent for the Company.

Article 2
PURCHASE AND SALE

2.1            Purchase and Sale. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell to the Investor, and the Investor will purchase, 223.7337 Securities (the “Purchased Securities”) for the Subscription Amount.

2.2            Closing.

(a)            Closing. The closing of the purchase and sale of the Securities (the “Closing”) shall take place remotely via the electronic exchange of documents and signatures concurrently with the execution and delivery of this Agreement (the “Closing Date”).

(b)            Payment. On the Closing Date, (i) the Investor shall deliver, or cause to be delivered, the amount in United States dollars indicated on Annex A (the “Cash Subscription Amount”) and in immediately available funds, by wire transfer to an account designated in writing by the Company or by other means approved by the Company on or prior to the Closing Date; (ii) the Investor shall deliver, or cause to be delivered, an executed promissory note in the form attached hereto as Exhibit E for the aggregate principal amount indicated on Annex A (the “Note Subscription Amount”, and such promissory note, the “Note”); and (iii) the Company shall deliver, or cause to be delivered, to the Investor against payment therefor a book-entry statement dated the Closing Date from the Transfer Agent evidencing the number of Purchased Securities registered in the name of the Investor (or its nominee in accordance with its delivery instructions), free and clear of any liens or restrictions (other than those arising under state and federal securities laws and bearing the legend set forth in Section 4.1(b)).

2.3            Closing Deliverables.

(a)            On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to the Investor the following (the “Company Deliverables”):

(i)            this Agreement, duly executed by the Company;

(ii)           the Registration Rights Agreement, duly executed by the Company;

(iii)          a copy of the duly executed Irrevocable Transfer Agent Instructions acknowledged in writing by the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, of the issuance of 223.7337 Securities, registered in the name of the Investor (or its nominee, as directed by the Investor);

(iv)          the Note, duly executed by the Company;

(v)           a certificate of the Secretary of the Company, in a form reasonably acceptable to the Investor, dated as of the Closing Date, (A) certifying the resolutions adopted by the Company Board or a duly authorized committee thereof approving the transactions contemplated by this Agreement, the other Transaction Documents and the issuance of the Securities and the Conversion Shares, and the Purchase, (B) certifying the current versions of the certificate of incorporation, as amended, and bylaws of the Company, and (C) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(vi)          a certificate evidencing the formation and good standing of the Company issued by the Secretary of State of the State of Delaware, as of a date within three (3) Business Days of the Closing Date and a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company is qualified to do business as a foreign corporation, as of a date within three (3) Business Days of the Closing Date;

(vii)         a certified copy of the Certificate of Designation, as filed with the Secretary of State of the State of Delaware; and

(viii)        (ix) a pro forma statement that shows the projected use of Subscription Amount by category of use and by calendar quarter.

(b)            On or prior to the Closing, the Investor shall deliver or cause to be delivered to the Company the following (the “Investor Deliverables”):

(i)            this Agreement, duly executed by the Investor;

(ii)           the Registration Rights Agreement, duly executed by the Investor; and

(iii)          the Note, duly executed by the Investor.

Article 3
REPRESENTATIONS AND WARRANTIES

3.1            Representations and Warranties of the Company. The Company represents and warrants as of the date hereof and as of the Closing Date to the Investor and the Placement Agent that the representations and warranties set forth in Section 3 of the Purchase Agreement, which is hereby incorporated by reference in all respects, are true and correct in all respects (except for the representations and warranties that speak as of a specific date, which shall be made as of such date). The Company hereby also represents and warrants the following as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) to the Investor and to the Placement Agent:

(a)            Organization; Authority. The Company is duly organized, validly existing and in good standing under the Laws of Delaware with the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and performance by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company. Each Transaction Document to which it is a party has been duly executed by the Company, and when delivered by the Company in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, examinership, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law.

(b)            No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents and the issuance, sale and delivery of the securities to be sold by the Company under the Transaction Documents (including the issuance of Conversion Shares upon the conversion of the Securities), the performance by the Company of its obligations under the Transaction Documents and the consummation of the transactions contemplated hereby or thereby (including without limitation, the issuance of the Securities and the reservation for issuance of the Conversion Shares) do not and will not conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (i) in any material respect, (A) any bond, debenture, warrant, note or other evidence of indebtedness, or under any lease, license, franchise, permit, indenture, mortgage, deed of trust, loan agreement, joint venture or other Contract, agreement or instrument to which the Company is a party or by which it or its properties may be bound or affected, or (B) any statute or Law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including Nasdaq), Governmental Body, arbitration panel or other authority applicable to the Company or its properties, or (ii) the Company’s restated certificate of incorporation, as amended, the Company’s bylaws, as amended and as in effect on the date hereof.

(c)            Filings, Consents and Approvals. Except for any Current Report on Form 8-K to be filed by the Company in connection with the transaction contemplated hereby, any required filing with Nasdaq (other than the Listing of Additional Shares notification form for the listing of the Conversion Shares), the filing of the Certificate of Designation and the Registration Statement required to be filed by the Registration Rights Agreement, the Company is not required to give any notice to, or make any filings with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by the Transaction Documents. Assuming the accuracy of the representations of the Investor in Section 3.2, no consent, approval, authorization or other order of, or registration, qualification or filing with, any court, regulatory body, administrative agency, self-regulatory organization, stock exchange or market (including Nasdaq), or other Governmental Body is required for the execution and delivery of the Transaction Documents, the valid issuance, sale and delivery of the Securities to be sold pursuant to the Transaction Documents (including, the issuance of Conversion Shares upon conversion of the Securities) other than such as have been or will be made or obtained, or for any securities filings required to be made under federal or state securities laws applicable to the offering of the Securities or the issuance of Conversion Shares upon conversion of the Securities (other than the filings that have been made, or will be made, pursuant to the rules and regulations of Nasdaq). The Company is unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to this Section 3.1(c).

(d)            Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on Nasdaq, and (a) the Company has not taken any action that could be reasonably expected to result in the termination of the registration of the Common Stock under the Exchange Act or involuntary delisting or involuntary suspension of the Common Stock on the Nasdaq and (b) the Company has not received any written notification that the SEC or the Nasdaq is contemplating terminating such registration or listing.

(e)            Issuance of the Securities and Conversion Shares. The issuance of the Securities has been duly authorized, and the Securities, when issued and paid for in accordance with the terms of the Transaction Documents, and will be validly issued, fully paid and nonassessable and free and clear of any Encumbrances, preemptive rights or restrictions (other than as provided in the Certificate of Designation or any restrictions on transfer generally imposed under applicable securities laws). The issuance of the Conversion Shares has been duly authorized and the Conversion Shares, when issued in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and non-assessable, and shall be free and clear of any Encumbrances, preemptive rights or restrictions (other than as provided in this Agreement or any restrictions on transfer generally imposed under applicable securities laws). The Company has reserved such number of shares of Common Stock sufficient to enable full conversion of all of the Securities.

(f)            Contingent Value Rights. The Company intends to declare a distribution of one contingent value right for each outstanding share of Common Stock as of a record date shortly following the closing of the Purchase, representing the right to receive contingent payments, payable in cash, upon the occurrence of certain events relating to the sale of the Company’s legacy non-cash assets.

(g)            Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investor under the Transaction Documents (including the issuance of Conversion Shares upon the conversion of the Securities). The issuance and sale of the Securities hereunder (including the issuance of Conversion Shares upon the conversion of the Securities) does not contravene the rules and regulations of the Principal Trading Market.

(h)            Company Not an “Investment Company.” The Company is not, and will not be, immediately after receipt of payment for the Securities, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(i)            Registration Rights. Other than the Investor, no Person has any right to cause the Company to effect the registration under the Securities Act of the offer and sale of any securities of the Company other than those offers and sales which are currently registered on an effective registration statement on file with the SEC.

(j)            No Integrated Offering. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3.2, and except with respect to the capital stock to be issued pursuant to the Purchase Agreement, neither the Company nor, to the Company’s Knowledge, any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby, or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(k)            No General Solicitation. Neither the Company nor, to the Company’s Knowledge, any person acting on behalf of the Company has, directly or indirectly, offered or sold any of the Securities or Conversion Shares, or solicited any offers to buy any Securities or Conversion Shares, under any circumstances that would require registration under the Securities Act of the Securities or the Conversion Shares, including by any form of general solicitation or general advertising.

(l)            No Price Stabilization or Manipulation; Compliance with Regulation M. The Company has not taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or Conversion Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M under the Exchange Act.

(m)            Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

3.2            Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as of the date hereof as follows:

(a)            Organization; Authority. The Investor is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization with the requisite corporate or, if the Investor is not a corporation, such partnership, limited liability company or other applicable power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Investor and performance by the Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if the Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Investor. Each Transaction Document to which it is a party has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, examinership, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law.

(b)            No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor, or (ii) in any material respect, (A) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (B) result in a violation of any Law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws) applicable to the Investor.

(c)            Investment Intent. The Investor understands that the Securities are (and the Conversion Shares will be) “restricted securities” as such term is defined in Rule 144 and the offer and sale thereof have not been registered under the Securities Act or any applicable U.S. state securities law, and the Investor is acquiring the Securities as principal for its own account and not with a view to, or for distributing or reselling such Securities (or the Conversion Shares) or any part thereof in violation of the Securities Act or any applicable U.S. state or other securities laws, provided, however, that by making the representations herein, the Investor does not agree to hold any of the Securities or Conversion Shares for any minimum period of time and reserves the right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities or Conversion Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable U.S. federal, state and other securities laws. The Investor is acquiring the Securities hereunder in the ordinary course of its business.

(d)            Investor Status. At the time the Investor was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e)            General Solicitation. The Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement. The purchase of the Securities by the Investor has not been solicited by or through anyone other than the Company or, on the Company’s behalf, the Placement Agent.

(f)            Experience of the Investor. The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Securities.

(g)            Access to Information. The Investor acknowledges that it has had the opportunity to review the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Company’s representations and warranties contained in the Transaction Documents. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(h)            Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor. The Investor shall not have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by this Section 3.2(h) that may be due in connection with the transactions contemplated by this Agreement or the Transaction Documents.

(i)            Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

The Company and the Investor acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article 3 and the Transaction Documents.

Article 4
OTHER AGREEMENTS OF THE PARTIES

4.1            Transfer Restrictions.

(a)            Compliance with Laws. Notwithstanding any other provision of this Article 4, the Investor covenants that the Securities and Conversion Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable U.S. state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) to an Affiliate of the Investor, (iv) pursuant to Rule 144 (provided that the Investor provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule), or (iv) in connection with a bona fide pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities or Conversion Shares under the Securities Act and, as a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights of the Investor under this Agreement and the Registration Rights Agreement with respect to such transferred Securities or Conversion Shares.

(b)            Legends. Certificates and book-entry statements evidencing the Securities and any Conversion Shares shall bear any legend as required by the “blue sky” Laws of any state and a restrictive legend in substantially the following form:

THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE TO WHICH THIS CONFIRMATION RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY AND ITS TRANSFER AGENT SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND THE TRANSFER AGENT THAT SUCH REGISTRATION IS NOT REQUIRED. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The Company acknowledges and agrees that the Investor may from time to time pledge, and/or grant a security interest in, some or all of the legended Securities or Conversion Shares in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Investor transferee of the pledge. No notice shall be required of such pledge, but Investor’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure. The Investor acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or Conversion Shares or for any agreement, understanding or arrangement between the Investor and its pledgee or secured party. At the Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities or Conversion Shares may reasonably request in connection with a pledge or transfer of the Securities or Conversion Shares, as applicable, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. The Investor acknowledges and agrees that, except as otherwise provided in Section 4.1(c), any Securities or Conversion Shares subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(c)            Removal of Legends. Once a Registration Statement covering the resale of the Conversion Shares is declared effective, the Company shall remove all restrictive legends, including the legend set forth in Section 4.1(b) above (or, in the event that Conversion Shares are issued upon conversion after the Registration Statement is declared effective, the Conversion Shares shall be issued without restrictive legends). Further, the Company shall remove all restrictive legends, including the legend set forth in Section 4.1(b) above, (i) following any sale of such Securities or Conversion Shares pursuant to Rule 144 or any other applicable exemption from the registration requirements of the Securities Act, or (ii) if such Conversion Shares are eligible for resale under Rule 144(b)(1) or any successor provision (or, in the event that Conversion Shares are issued upon conversion after the conditions set forth in clauses (i) and (ii) above, the Conversion Shares shall be issued without restrictive legends). Without limiting the foregoing, either (A) upon request of the Investor, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state securities laws, or (B) as contemplated by the Irrevocable Transfer Agent Instructions, the Company shall promptly cause the legend to be removed from any certificate for any Securities or Conversion Shares in accordance with the terms of this Agreement and deliver, or cause to be delivered, to the Investor new certificate(s) representing the Securities or Conversion Shares that are free from all restrictive and other legends or, at the request of the Investor, via DWAC transfer to the Investor’s account.

(d)            Irrevocable Transfer Agent Instructions. The Company shall issue the Irrevocable Transfer Agent Instructions. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.1(d) (or instructions that are consistent therewith) will be given by the Company to its Transfer Agent in connection with this Agreement, and that the Securities and Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents and applicable Law. The Company acknowledges that a breach by it of its obligations under this Section 4.1(d) will cause irreparable harm to the Investor. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.1(d) may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4.1(d) that the Investor shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing irreparable harm or economic loss and without any bond or other security being required.

(e)            Acknowledgement. The Investor hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or Conversion Shares or any interest therein without complying with the requirements of the Securities Act.

4.2            Furnishing of Information. In order to enable the Investor to sell the Securities and Conversion Shares under Rule 144, until such time as Investor may sell the Securities and Conversion Shares without limitation under Rule 144, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and, if during such period, the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell the Securities and Conversion Shares under Rule 144.

4.3            Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investor, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction; provided, however, that this Section 4.3 shall not limit the Company’s right to issue shares of capital stock pursuant to the Purchase Agreement.

4.4            Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Investor is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement or Law (including Section 203 of the Delaware General Corporation Law) in effect or hereafter adopted by the Company, or that the Investor could be deemed to trigger the provisions of any such plan or arrangement, in either case solely by virtue of receiving Securities or Conversion Shares under the Transaction Documents.

4.5            Principal Trading Market Listing. The Company shall use its reasonable best efforts to take all steps necessary to cause the Conversion Shares to be approved for listing on the Principal Trading Market as promptly as possible.

4.6            Short Sales After the Date Hereof. The Investor shall not engage, directly or indirectly, in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) during the period from the date hereof until such time as the transactions contemplated by this Agreement are first publicly announced. Notwithstanding the foregoing, the Investor does not make any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced.

4.7            Conversion and Exercise Procedures. The form of Notice of Conversion included in the Certificate of Designation sets forth the totality of the procedures required of the Investor in order to convert the Securities. Without limiting the preceding sentence, no ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required in order for the registered holder thereof to convert the Securities. No additional legal opinion, other information or instructions shall be required of the Investor to convert its Securities. The Company shall honor conversions of the Securities and shall deliver Conversion Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.8            Permitted Uses. All amounts paid by the Investor to the Company pursuant to this Agreement (including the Subscription Amount) shall be used by the Company as follows: (i) forty percent (40%) of such total amount shall be used by the Company for drug development purposes, as well as any obligations of the Company required by the Transaction Documents, and (ii) sixty percent (60%) of such total amount shall be used by the Company for general corporate purposes, such as operating expenses, insurance, general business administration, personnel, legal fees, accounting, information technology (IT), facilities, and utilities.

4.9            Reservation of Conversion Shares; Issuance of Conversion Shares. For as long as any Securities remain outstanding, the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or shares of Common Stock held in treasury by the Company, the full number of Conversion Shares then issuable upon the conversion of all Securities then outstanding. The Company shall cause all Conversion Shares delivered upon conversion of the Securities to be newly issued shares or shares held in treasury by the Company, duly authorized and validly issued and fully paid and nonassessable, and free from preemptive rights and free of any Encumbrance.

Article 5
MISCELLANEOUS

5.1            Fees and Expenses. The Company and the Investor shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the issuance and sale of the Securities to the Investor.

5.2            Entire Agreement. The Transaction Documents and the other schedules, exhibits, certificates, instruments and agreements referred to herein and therein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof. Before or at the Closing, the Company and the Investor will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

5.3            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, or (c) on the date delivered in the place of delivery if sent by email (with a written or electronic confirmation of delivery) prior to 5:00 p.m. Eastern Time, otherwise on the next succeeding Business Day, in each case to the intended recipient as set forth below:

If to the Company:

TransCode Therapeutics, Inc.

6 Liberty Square, #2382

Boston, MA 02109

Attention: Thomas A. Fitzgerald

Email Address: tom.fitzgerald@transcodetherapeutics.com

with a copy to (which shall not constitute notice):

Orrick, Herrington & Sutcliffe LLP
2100 Pennsylvania Avenue NW
Washington, D.C. 20037
United States
Attention: David Schulman
Email: dschulman@orrick.com

If to the Investor:

DEFJ, LLC

c/o CK Life Sciences Int’l., Inc.

Attention: General Counsel, Legal and Chief Financial Officer

Email Address: CKLS-Legalteam@ck-lifesciences.com

with a copy to (which shall not constitute notice):

Freshfields US LLP

3 World Trade Center

175 Greenwich Street

New York, NY 10007

United States

Attention: Sebastian L. Fain; Steven Y. Li

Email: sebastian.fain@freshfields.com; steven.li@freshfields.com

5.4            Amendments; Waivers; No Additional Consideration. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Company and Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5            Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

5.6            Successors and Assigns. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of Investor. The Investor may assign its rights hereunder in whole or in part to any Person to whom the Investor assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the Investor.

5.7            No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except the Placement Agent is an intended third-party beneficiary of the representations and warranties in Article 3 and Article 4, and of this Section 5.7 and Section 5.16.

5.8            Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the Contemplated Transactions, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware; (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 5.8; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party; (e) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 5.3 of this Agreement; and (f) IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY.

5.9            Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

5.10            Execution. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.11            Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12            Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.13            Remedies. In addition to being entitled to exercise all rights provided herein or granted by Law, including recovery of damages, each of the Investor and the Company will be entitled to specific performance under the Transaction Documents, without the requirement of posting a bond. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

5.14            Payment Set Aside. To the extent that the Company makes a payment or payments to the Investor pursuant to any Transaction Document or the Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any Law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.15            Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

5.16            Exculpation of the Placement Agent. Each party hereto agrees for the express benefit of the Placement Agent, their Affiliates and their representatives that:

(a)            The Placement Agent is acting as placement agent for the Company solely in connection with the sale of the Securities and is not acting in any other capacity and is not and shall not be construed as a fiduciary for the Investor, or any other person or entity in connection with the sale of Securities.

(b)            Neither the Placement Agent nor any of its Affiliates or any of its representatives (i) shall be liable for any improper payment made in accordance with the information provided by the Company; (ii) has made or will make any representation or warranty, express or implied, of any kind or character, and has not provided any recommendation in connection with the purchase or sale of the Securities; (iii) has any responsibilities as to the validity, accuracy, completeness, value or genuineness, as of any date, of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement, the other Transaction Documents, or in connection with any of the transactions contemplated by such agreements; (iv) shall be liable or have any obligation (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Investor, the Company or any other Person or entity), whether in contract, tort or otherwise to the Investor or to any person claiming through the Investor, (A) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any other Transaction Document, (B) for anything which any of them may do or refrain from doing in connection with this Agreement or any other Transaction Document, or (C) for anything otherwise in connection with the purchase and sale of the Securities or the issuance of the Conversion Shares, except in each case for such party’s own gross negligence or willful misconduct.

5.17            Arm’s Length Transaction. The Company acknowledges and agrees that (i) the transactions described in this Agreement are an arm’s-length commercial transaction between the parties, (ii) the Investor has not assumed nor will the Investor assume an advisory or fiduciary responsibility in the Company’s favor with respect to any of the transactions contemplated by this Agreement or the process leading thereto, and the Investor has no obligation to the Company with respect to the transactions contemplated by this Agreement except those obligations expressly set forth in this Agreement or the other Transaction Documents to which they are a party, and (iii) the Company’s decision to enter into the Transaction Documents and the Purchase Agreement has been based solely on the independent evaluation by the Company and its representatives.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Investment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TRANSCODE THERAPEUTICS, INC.

By:	/s/ Thomas A. Fitzgerald
Name: Thomas A. Fitzgerald
Title: Chief Financial Officer

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Investment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INVESTOR:

DEFJ, LLC

By:	/s/ Alan Yu
Name: Alan Yu
Title: Manager

E-mail Address: CKLS-Legalteam@ck-lifesciences.com

U.S. Tax Identification Number: 20-8970130

[Signature Page to Investment Agreement]

ANNEX A

Investor	Number of Series B Preferred Stock	Subscription Amount
DEFJ, LLC	178.9869 44.7468	Cash Subscription Amount: $19,999,996.21 Note Subscription Amount: $5,000,007.43

EXHIBIT A

CERTIFICATE OF DESIGNATION

[Attached.]

EXHIBIT B

PURCHASE AGREEMENT

[Attached.]

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

[Attached.]

EXHIBIT D

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

[Attached.]

EXHIBIT E

PROMISSORY NOTE

[Attached.]

Exhibit E to the Investment Agreement

PROMISSORY NOTE

$5,000,007.43	October 8, 2025 Massachusetts, United States

For value received, DEFJ, LLC, a Delaware limited liability company (the “Investor”), promises to pay to TransCode Therapeutics, Inc., a Delaware corporation (the “Company”), the principal sum of five million and seven United States dollars and forty-three cents ($5,000,007.43). Interest shall accrue from the date of this Promissory Note (this “Note”) and shall continue on the unpaid principal amount until paid in full at a rate equal to 4% per annum, computed as simple interest on the basis of a year of 365 days for the actual number of days elapsed. This Note is to be issued pursuant to the terms of that certain Investment Agreement dated as of October 8, 2025, by and among the Company and the Investor. This Note is subject to the following terms and conditions.

1.             Basic Terms.

(a)           Maturity. Principal and any accrued but unpaid interest under this Note shall be due and payable upon January 1, 2026. Interest shall accrue on this Note and shall be due and payable with each installment of principal. Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the filing of any petition or action for relief by the Investor under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or takes any corporate action in furtherance of any of the foregoing, the execution by the Investor of a general assignment for the benefit of its creditors, the involuntary filing against the Investor of a petition or any action for relief under the federal bankruptcy act (unless such petition is dismissed or discharged within ninety (90) days), or the appointment of a receiver or trustee to take possession of the property or assets of the Investor.

(b)           Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Company may from time to time designate in writing to the Investor. Payment shall be credited first to the accrued interest then due and payable and the remainder shall be applied to principal. The Investor may prepay this Note at any time without penalty.

2.             Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Investor be liable for any amounts due or payable pursuant to this Note.

3.             Interest Rate Limitation. Notwithstanding anything to the contrary contained in this Note, the interest paid or agreed to be paid under this Note shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Company shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal remaining owed under this Note or, if it exceeds such unpaid principal, refunded to the Investor. In determining whether the interest contracted for, charged, or received by the Company exceeds the Maximum Rate, the Company may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Note.

4.             Action to Collect on Note. If action is instituted to collect on this Note, the Investor promises to pay all of the Company’s reasonable and documented costs and expenses, including reasonable and documented attorneys’ fees, incurred in connection with such action.

5.             Loss of Note. Upon receipt by the Investor of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Investor (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Investor will make and deliver in lieu of such Note a new Note of like tenor.

6.             Security. As collateral security for the prompt, complete, and timely payment of all principal and interest payable under this Note by the Investor to the Company evidenced by or arising under this Note, and including, without limitation, all principal and interest payable under this Note (collectively, the “Obligations”), the Investor hereby pledges, assigns and grants to the Company a continuing security interest and lien in all of Investor’s right, title and interest in and to 44.7468 shares of Series B convertible preferred stock, par value $0.0001 per share, of the Company, together with the certificates, if any, representing the same (collectively, the “Collateral”). The Investor hereby authorizes the Company to file at the appropriate filing office any Uniform Commercial Code financing statements or amendments, in each case, in the form approved by the Investor, that the Company deems necessary to perfect or continue the perfection of the security interest granted herein. Upon the payment in full in cash or other satisfaction of the Obligations, the security interest granted hereby shall automatically terminate and be released and all rights to the Collateral shall revert to the Investor. In connection with any termination and release pursuant to the foregoing sentence, the Company shall execute and deliver to the Investor all such documents, and take all such other actions, that the Investor shall reasonably request to evidence such termination and release. Upon such termination and release, the Investor is hereby authorized to file at the appropriate filing office any applicable Uniform Commercial Code termination statements or other similar release documents to evidence the termination and release of the Company's security interest in the Collateral.

7.             Miscellaneous.

(a)           Governing Law. The validity, interpretation, construction and performance of this Note, and all acts and transactions pursuant hereto and the rights and obligations of the Investor and the Company shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(b)           Entire Agreement. This Note constitutes the entire agreement and understanding between the Investor and the Company relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written between them relating to the subject matter hereof.

(c)           Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Investor and the Company. Any amendment or waiver effected in accordance with this Section 6(c) shall be binding upon the Investor, the Company and each transferee of this Note.

(d)           Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Investor and the Company. Notwithstanding the foregoing, the Company may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Investor. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Investor. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

(e)           Notices. Any notice, demand or request required or permitted to be given under this Note shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Investor’s books and records.

(f)            Counterparts. This Note may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

Exhibit E to the Investment Agreement

IN WITNESS WHEREOF, the Investor has executed this Promissory Note as of the date first set forth above.

the Investor:

DEFJ, LLC

By:
(Signature)

Name:
Title:

Address:

Email:

AGREED TO AND ACCEPTED:

The COMPANY:

TRANSCODE THERAPEUTICS, INC.

(print name)

(Signature)

Address:

Email: